Exhibit 99.1

Miller Energy Resources Secures $6 Million Equity Investment

HUNTSVILLE, TN – January 22, 2010 - Miller Petroleum, Inc., dba Miller Energy Resources (“Miller”), (OTC BB: MILL.OB) announced today that it has closed its $6 million dollar equity investment which will be utilized to fully fund the capital expenditures of its recently acquired Alaskan oil and gas operations for the next year as well as to eliminate debt accumulated from building company operations.

In December 2009, Miller acquired some of the oil and gas operations of Pacific Energy Resources through a Chapter 11 U.S. Bankruptcy proceeding in Delaware.  The acquisition encompassed total reserves of over 13.2 million barrels of oil and 15.5 BCF of natural gas, including total proved reserves of 5.6 million barrels of oil and 3.7 BCF of Natural Gas.  The discounted net present value of the Alaska reserves is over $325 million.  In addition, Miller acquired onshore and offshore production and processing facilities, an offshore energy platform, over 600,000 net acres of land with thousands of acres of 3-D geologic seismic data, miscellaneous roads, pads and facilities all of which originally cost almost $300 million to build and install over the last 5 years.

Miller CEO, Scott M. Boruff commented that, “We are already ahead of schedule producing oil in Alaska and this equity investment provides us the funding necessary to meet our production goals of over 1,100 barrels per day of oil by the fourth quarter of 2010 which should generate more than $30 million annually in gross revenue for Miller.”

About Miller Energy Resources

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production projects in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s prolific and hydrocarbon-rich Appalachian Basin.  Miller is headquartered in Huntsville, Tennessee with offices in Knoxville, New York City and Anchorage.  The company is traded over the OTC bulletin board with the symbol MILL.

Statements Regarding Forward-Looking Information

This news release contains statements about oil and gas production and operating activities that may constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, government regulation and foreign political risks, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward- looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert Gaylor

Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Office: 423-663-9457

Fax: 423-663-9461

Direct: 865-310-2353

Web Site: http://www.millerenergyresources.com